Exhibit 10.1

Note:  Throughout this document, certain confidential material contained herein has been omitted and has been separately filed with the Commission. Each place where such an omission has been made is marked with an [***]

OLED PATENT LICENSE AGREEMENT

THIS OLED PATENT LICENSE AGREEMENT (this “Agreement”) is entered into effective as of January 1, 2018 (the “Effective Date”), by and between Samsung Display Co., Ltd. (“SDC”), an entity incorporated under the laws of the Republic of Korea and having a place of business at 1 Samsung-ro, Giheung-gu, Yongin-si, Gyeonggi-do, 17113, Korea, and Universal Display Corporation (“Universal Display”), an entity incorporated under the laws of the Commonwealth of Pennsylvania, U.S.A. and having a place of business at 375 Phillips Boulevard, Ewing, New Jersey 08618, U.S.A.

BACKGROUND

WHEREAS, Universal Display has rights in certain patents concerning Organic Light Emitting Devices;

WHEREAS, SDC previously obtained license rights to practice under certain ones of these patents under an OLED PATENT LICENSE AGREEMENT effective as of August 22, 2011, including any agreement supplemental thereto (the “2011 License Agreement”); and

WHEREAS, SDC desires to obtain license rights to continue its practice under these patents beyond the expiration or termination of the 2011 License Agreement.

NOW, THEREFORE, intending to be legally bound, SDC and Universal Display agree as follows:

AGREEMENT

Article 1Definitions

In addition to other terms defined elsewhere herein, the following terms shall have their corresponding meanings when used in this Agreement.

1.1“Affiliate” means a corporation, partnership, trust or other entity that directly or indirectly (through one or more intermediates) controls, is controlled by or is under common control with the party in question.  For such purposes, “control,” “controlled by” and “under common control with” shall mean the ability to make, or participate meaningfully in the making of, business decisions on behalf of the relevant entity and/or such party, as applicable.  “Control” shall be presumed where the party in question owns fifty percent (50%) or more of the voting or other similar interests in the relevant entity.

1.2“Licensed Product” means an OLED Display Module, or any product or part thereof that incorporates such an OLED Display Module, which OLED Display Module is made using a Permitted Process and which (a) is covered, in whole or in part, by any Valid Claim(s); and/or (b) is manufactured using a process that is covered, in whole or in part, by any Valid Claim(s).

1.3Reserved.

1.4“OLED” or “Organic Light Emitting Device” means a device consisting of two electrodes, at least one of which is transparent, together with one or more chemical substances deposited between these two electrodes, at least one of which chemical substances is an organic or organometallic material, which device emits light when a voltage is applied across the electrodes.

1.5“OLED Display Module” means a device designed for use in display applications (which expressly exclude lighting applications), which device includes an active matrix OLED that may contain one or more colors of Phosphorescent Materials[***].  For avoidance of doubt, the term OLED Display Module as used in this Agreement, and particularly for the purpose of Section 1.2, includes a product containing an OLED device, such as, e.g., an all fluorescent OLED device, that contains therein no Phosphorescent Material.  [***]

1.6“Permitted Process” means any method of manufacture other than organic vapor phase deposition or organic vapor jet printing, as described in any of the Universal Display issued patents or pending published patent applications.

1.7“Permitted Sublicensees” means, unless otherwise separately agreed by the parties in writing, entities in which SDC has an ownership or other similar controlling interest of [***] percent [***] or more, which entities do not have, and are not Affiliates of entities (other than SDC) that have, their own OLED programs.  Such entities shall be Permitted Sublicensees only for so long as they continue to satisfy the foregoing requirements.

1.8“Phosphorescent Material” means an organometallic or other organic material intended to be used in the emissive layer of an OLED, and that when so used in the emissive layer, emits radiation from a triplet excited state or enhances the emission of radiation through phosphorescent sensitization.

1.9Reserved.

1.10“Universal Display Patents” means all patents, the design patents and the utility models (a) issued/registered in any country or territory in the world as of the Effective Date; or (b) issued/registered from the patent applications filed before or during the Term subject to Section 2.2 below, which Universal Display and/or its Affiliates at anytime during the Term own (it being understood that any ownership transfer of such patents shall be subject to the license rights granted to SDC hereunder), or at any time during the Term have the right to grant license thereunder.  Subject to Section 2.2, Universal Display Patents shall specifically include, without limitation, those patents, the design patents and the utility models, for which Universal Display and/or its Affiliates have obtained, or will obtain at anytime during the Term (including, without limitation, those patents acquired by its wholly-owned subsidiary UDC Ireland Limited from FujiFilm Corporation in 2012 and BASF SE in 2016) [***].

1.11“Valid Claim” means a claim of an issued/registered and unexpired Universal Display Patent, which claim has not been finally held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction.

Article 2License Rights

2.1Grant of License to SDC.  Subject to the remaining provisions of this Article 2, Universal Display hereby grants to SDC a worldwide, non-exclusive and non-transferable (except in connection with a permitted transfer of this Agreement as a whole) license under the Universal Display Patents, solely to manufacture (including the right to practice methods, processes and procedures), have manufactured by its Permitted Sublicensees, sell, offer for sale, use, lease, import, distribute and otherwise dispose of Licensed Products.  SDC shall be permitted to grant sublicenses of the foregoing license rights solely to its Permitted Sublicensees, provided that (a) each such sublicense shall be pursuant to a written agreement between SDC and the Permitted Sublicensee, which written agreement shall obligate the Permitted Sublicensee to abide by the scope of license and other provisions of this Agreement that are applicable to Permitted Sublicensees; (b) in addition to its other rights or remedies hereunder, Universal Display shall be expressly identified in the written sublicense agreement as a third-party beneficiary thereof, entitled to enforce the scope of license and other applicable provisions of this Agreement directly against the Permitted Sublicensee; (c) SDC shall identify the name and business address of each such Permitted Sublicensee to Universal Display in writing promptly following its entry into a written sublicense agreement with the Permitted Sublicensee; and (d) SDC shall use its best efforts to cause each Permitted Sublicensee abide by the scope of license and other applicable provisions of this Agreement.

2.2License Rights to Future Patents.  To the extent Universal Display and/or its Affiliates have the right to do so, SDC’s license rights under Section 2.1 above will be expanded to include, and Universal Display and its Affiliates hereby grant to SDC a license under, additional patents, for which Universal Display and/or its Affiliates at anytime during the Term acquires the ownership interest or the right to grant license thereunder, to the extent such additional patents cover SDC’s manufacture, use, importation, or sale of OLED Display Modules through Permitted Processes as contemplated hereunder, but excluding any such patents which (a) are acquired by Universal Display through a merger, asset acquisition or other similar transaction, and (b) do not relate to phosphorescent OLED technology (“Non-Phosphorescent Patents”), unless separately agreed in writing.  [***]

2.3No Right to Make OLED Materials.  Except as may otherwise be expressly agreed to by the parties in writing, nothing in this Agreement shall be construed as authorizing or otherwise permitting SDC or its Permitted Sublicensees, or any third parties claiming through them, to practice under any Universal Display Patents for purposes of manufacturing Phosphorescent Materials or other OLED materials, or having Phosphorescent Materials or other OLED materials manufactured for them or on their behalf.

2.4Reserved.

2.5[***]

2.6Patents on SDC Improvements.  SDC hereby covenants not to assert or assist third-parties in asserting, and SDC shall ensure that its Permitted Sublicensees do not assert or assist third-parties in asserting, any of its or their patents claiming improvements, modifications or enhancements to the inventions described in the Universal Display Patents (“SDC Improvements”)

against Universal Display or its Affiliates solely for their conduct of research and development activities.  SDC shall, and shall cause its Permitted Sublicensees to, condition each assignment or exclusive license of any patent claiming a SDC Improvement on the assignee or licensee agreeing to covenant the same to Universal Display in writing.

2.7Reservation of Rights.  Except for the license rights expressly granted to SDC under this Article 2, all rights to practice under the Universal Display Patents are reserved unto Universal Display and its licensors.  Except for the express covenants of SDC and its Permitted Sublicensees under this Article 2, all rights to practice under any patents claiming SDC Improvements are reserved unto SDC and its Permitted Sublicensees.  No implied rights or licenses to practice under any patents or to utilize any unpatented inventions, know-how or technical information of either party are granted to the other party hereunder.  For clarification, the license granted under Section 2.1 does not include Phosphorescent Materials covered by the Universal Display Patents unless such materials are purchased from Universal Display.

2.8Release. Universal Display, on behalf of itself, and each of its Affiliates and its and their respective predecessors, successors, and assigns, does hereby for their and their respective legal successors, heirs and assigns, release, acquit and discharge SDC or its Permitted Sublicensees and its and their respective officers, directors, employees, agents, successors, assigns, representatives and attorneys, and its direct and indirect customers, distributors, dealers, and resellers, from any and all claims or liabilities of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (i) to the extent arising from infringement before the Effective Date of any of Universal Display Patents by Licensed Products (whether direct, contributory or by inducement, and whether or not willful) based on any acts of SDC or its Permitted Sublicensees prior to the Effective Date, or (ii) arising from infringement of any Universal Display Patents (whether direct, contributory or by inducement, and whether or not willful) based on Licensed Products manufactured or sold prior to the Effective Date; provided, however, this release shall apply only to the extent of the rights held by Universal Display. For clarifications, the release granted under this Section 2.8 does not include release of any material suppliers to SDC or its Permitted Sublicensees for any manufacture or supply of material prior to the Effective Date.

Article 3Patent Matters

3.1Patent Validity.  To the extent permitted by law, SDC shall not, and shall ensure that its Permitted Sublicensees do not, challenge or assist others in challenging the validity or enforceability of any of the Universal Display Patents or their counterpart foreign patent applications.

Article 4Consideration

4.1License Fees.  In consideration of the license rights granted by Universal Display hereunder, SDC shall pay to Universal Display the license fees specified in Exhibit A hereto.  Said license fees are due and payable on the date(s) specified in Exhibit A hereto.  Except as may otherwise be specified in Exhibit A hereto, all license fees shall be non-refundable and payment thereof shall be irrevocable and unconditional.

4.2Acknowledgement.  Both parties acknowledge and agree that the license fees and the methods by which they are to be paid have been determined through arms length negotiations between the parties and that such fees and methods are reasonable and appropriate notwithstanding whether and to what extent any of the Universal Display Patents have or are in the future issued, expired, invalidated, modified or limited in any manner in any particular country in which Licensed Products are made, sold or used, and notwithstanding the actual number and/or types of License Products SDC may sell or make during the Term of this Agreement.

4.3Reserved.

4.4Reserved.

4.5[***]

Article 5Payment Terms; Audit Rights

5.1Payments.  All amounts due to Universal Display hereunder shall be paid in U.S. Dollars by wire transfer to a bank designated by Universal Display in writing, or by such other means as the parties may agree in writing.  Universal Display’s current wire instructions are as follows:

[***]

Each payment is fully earned and shall be nonrefundable once made.  Subject to Section 5.2, all payments due hereunder shall be made without set-off, deduction or credit for any amount owed (or alleged to be owed) by Universal Display to SDC or any of its Affiliates.  Universal Display may require SDC to pay interest on any late payments (i.e., the payment remaining unpaid past the applicable due date as provided in Exhibit A hereto) at a per annum rate equal to the Prime Rate as published in The Wall Street Journal on the due date of payment plus [***] percent [***].

5.2Payment Authorization and Withholding Taxes.  SDC shall secure all authorizations required for payment of all amounts due to Universal Display hereunder. The parties shall cooperate in good faith and use their reasonable best efforts to promptly obtain an exemption from the Korean government that would eliminate the requirement for SDC to withhold taxes from any amounts payable to Universal Display hereunder.  If, however, the Korean government requires that income taxes on the payments by SDC under this Agreement be withheld and remitted directly to such tax authority on behalf of Universal Display, Universal Display authorizes SDC to do so.  Promptly upon making each such tax payment, SDC shall obtain and forward to Universal Display the official tax receipt(s) issued by the Korean government to support Universal Display’s claim to applicable tax credits.

5.3Payment Restriction.  All license fees shall be paid to Universal Display without deduction of currency exchange fees or other similar fees.  If at any time the legal restrictions of a country outside of the United States prevent SDC from paying Universal Display any amounts due hereunder, Universal Display may direct SDC to make such payment to Universal Display’s account in a bank or other depository of such country.

5.4Reserved.

Article 6Confidentiality and Publicity

6.1Obligations of Confidentiality and Non-Use.  Each party (the “Recipient”) shall handle and maintain all Confidential Information of the other party in accordance with the following terms and conditions:

6.1.1Recipient shall not publish, disclose or otherwise disseminate any Confidential Information of the other party, except to such of Recipient’s employees and agents who have a “need to know” it to accomplish the purposes of this Agreement, and then only if such persons previously have agreed in writing to handle and maintain such Confidential Information in accordance with the provisions of this Agreement or provisions substantially similar thereto.  Disclosure or dissemination of Confidential Information of the other party to any other persons or entities requires the prior written approval of such other party.

6.1.2Recipient shall maintain all Confidential Information of the other party in a safe and secure place to prevent any unauthorized access to or disclosure of such Confidential Information.

6.1.3Recipient shall not utilize, reproduce or otherwise exploit any Confidential Information of the other party, or permit or assist others to utilize, reproduce or otherwise exploit such Confidential Information, except as is reasonably necessary to accomplish the purposes of this Agreement.

6.1.4Promptly upon learning of any unauthorized use or disclosure of any Confidential Information of the other party, Recipient shall (i) provide the other party with written notice thereof; (ii) take such other steps as are reasonably requested by the other party in order to limit the effects of such use or disclosure; and (iii) take steps to prevent any further unauthorized use or disclosure of such Confidential Information.

6.1.5Promptly upon the expiration or sooner termination of this Agreement, Recipient shall return to the other party, destroy and/or delete from Recipient’s records and computer systems all Confidential Information of the other party, including any copies or portions thereof, in Recipient’s possession or control; provided, however, that Recipient may retain one copy of documents incorporating Confidential Information for archival purposes only.  Within thirty (30) days following the other party’s written request, Recipient shall provide the other party with a certificate of Recipient’s compliance with the foregoing requirements. Nothing in this Agreement requires a party to return or destroy any information that it is required by law to retain.

6.2Definition of Confidential Information.  As used herein, “Confidential Information” of a party means all proprietary or confidential information, in written, oral or electronic form, relating to such party’s or its licensors’, suppliers’ or business partners’ technologies, materials, research programs, operations, pricing, relationships and/or financial or business condition that is (a) disclosed in writing and marked as “Confidential”, “Proprietary” or with similar words at the time of disclosure; or (b) orally or otherwise visually disclosed and identified as confidential or proprietary at the time of disclosure and confirmed as such in writing within thirty (30) days thereafter.  Notwithstanding the foregoing, “Confidential Information” of a party shall not include any information that:

6.2.1is approved by such party in writing for release by Recipient without restriction;

6.2.2Recipient can demonstrate by written records was previously known to Recipient other than through a prior disclosure by such party or any third party with an obligation of confidentiality to such party;

6.2.3is publicly known as of the date of this Agreement, or becomes public knowledge subsequent thereto, through no act or omission of Recipient or any third party receiving such information from or through Recipient;

6.2.4is obtained by Recipient in good faith from a third party without the violation of any obligation of confidentiality to such party by either Recipient or the third party; or

6.2.5is independently developed by or on behalf of Recipient without the benefit of such party’s Confidential Information, as shown by competent written records.

6.3Disclosure Required by Law.  This Agreement shall not restrict Recipient from disclosing any Confidential Information of the other party to the extent required by applicable law, or by the order of any court or government agency; provided, however, that Recipient shall afford the other party prompt notice of such law or order, so that the other party may interpose an objection to such disclosure or take whatever other actions the other party deems appropriate to protect such Confidential Information, and provided further that Recipient shall use all reasonable efforts to (a) limit such disclosure to only that Confidential Information which is required to be disclosed, and (b) ensure that the person or entity to whom such Confidential Information is disclosed agrees to keep it confidential.

6.4Responsibility for Personnel.  Recipient shall be responsible for the acts or omissions of any persons or entities receiving Confidential Information of the other party from or through Recipient to the extent such acts or omissions, if by Recipient, would constitute violations of this Agreement by Recipient.

6.5Universal Display’s Licensors.  Notwithstanding the foregoing, Universal Display shall have the right to provide an unredacted copy of this Agreement to each of [***]; provided that in such case Universal Display shall cause such third-party licensors to have first agreed in writing to handle and maintain such items in accordance with the provisions of this Article 6, or provisions substantially similar thereto, and further provided that such agreement in writing is provided to SDC.

6.6Confidentiality of this Agreement.  The terms of this Agreement shall be deemed Confidential Information of each party and shall be treated as such by both parties.  Notwithstanding the foregoing sentence, either party may disclose in its public filings such of the terms of this Agreement as are reasonably required for such party to comply with applicable securities laws and regulations, including, without limitation, by filing an appropriately redacted copy of this Agreement in connection therewith. Provided that such party filing such redacted copy of this Agreement under this Section 6.6 shall prior to such filing provide the other party with such redacted copy proposed to be filed, and shall seek the written consent by the other party, which consent shall not be unreasonably withheld.

6.7Press Releases and Other Public Disclosure.  Within [***] business days following the execution of this Agreement, so as to coincide with Universal Display’s filing with the U.S. Securities and Exchange Commission of a Current Report on Form 8-K (the content of which shall be substantially as set forth in Exhibit C hereto), Universal Display shall issue a press release, the content of which shall be substantially as provided in Exhibit B hereto.  [***]  Nothing herein shall prohibit either party from making any disclosure of this Agreement or the terms hereof to the extent required by law or regulation.

6.8Reserved.

Article 7Representations and Warranties; Disclaimers and Limitations of Liability

7.1Warranties by Both Parties.  Each party represents and warrants to the other that such party has the right, power and authority to enter into this Agreement and to perform its obligations hereunder, and that such performance will not violate any other agreement or understanding by which such party is bound.

7.2Further Warranty by Universal Display.  Universal Display additionally represents and warrants to SDC that Universal Display owns or has sufficient rights in the Universal Display Patents to grant the licenses granted to SDC hereunder, including those patents acquired from Fujifilm Corporation and BASF SE by its wholly owned subsidiary UDC Ireland Limited.

7.3Reserved.

7.4Disclaimer of Additional Warranties.  ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, VALIDITY, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY.  In particular, Universal Display makes no representations or warranties that SDC will be able to manufacture, sell or use any Licensed Products without obtaining additional license rights from third parties.

7.5Required Disclaimer of Princeton University and USC.  PRINCETON UNIVERSITY, USC AND MICHIGAN MAKE NO REPRESENTATIONS AND WARRANTIES AS TO THE PATENTABILITY AND/OR DISCOVERIES INVOLVED IN ANY OF THE UNIVERSAL DISPLAY PATENTS LICENSED HEREUNDER.  PRINCETON UNIVERSITY, USC AND MICHIGAN MAKE NO REPRESENTATION AS TO PATENTS NOW HELD OR WHICH WILL BE HELD BY OTHERS IN ANY FIELD AND/OR FOR ANY PARTICULAR PURPOSE.  PRINCETON UNIVERSITY, USC AND MICHIGAN MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.6Limitation on Certain Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, SPECIAL,

INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT.  The foregoing limitation shall not limit either party’s liability to the other party for: (a) any claims of bodily injury or damage to tangible property resulting from such party’s gross negligence or willful misconduct, (b) any infringement of the other party’s patents or unauthorized use of the other party’s proprietary materials or information; or (c) any breach of the provisions of Article 6 respecting the other party’s Confidential Information.

7.7Essential Part of the Bargain.  The parties acknowledge that the disclaimers and limitations of liability set forth in this Article 7 reflect a deliberate and bargained for allocation of risks between them and are intended to be independent of any exclusive remedies available under this Agreement, including any failure of such a remedy to achieve its essential purpose.

Article 8Term and Termination

8.1Term.  Unless otherwise extended by mutual written agreement of the parties, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue until December 31, 2022, or through the date on which this Agreement is terminated as permitted hereunder, whichever occurs sooner.  Unless otherwise expressly agreed in writing by the parties, all licenses granted under this Agreement shall expire immediately at the end of the Term.

8.2Termination for Breach.  Either party may terminate this Agreement on written notice to the other party if the other party materially breaches this Agreement or the 2011 License Agreement and fails to cure such breach within thirty (30) days following written notice thereof by the terminating party.

8.3Termination for Challenge of Patents.  Universal Display may terminate this Agreement immediately on written notice if SDC or any of its Affiliates asserts or assists another in asserting, before any court, patent office or other governmental agency, that any of the Universal Display Patents, or their counterpart foreign patent applications, is invalid or unenforceable.

8.4Other Termination.  Either party may terminate this Agreement on written notice to the other party if the other party permanently ceases conducting business in the normal course, becomes insolvent or is adjudicated bankrupt, makes a general assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, permits the appointment of a receiver for its business or assets, or initiates or becomes the subject of any bankruptcy or insolvency proceedings which proceedings, if initiated involuntarily, are not dismissed with sixty (60) days thereafter.

8.5Survival.  The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement:  (a) Articles 5 through 9; (b) any unfulfilled payment obligations of SDC to the extent not excused due to Universal Display’s breach; and (c) any other provisions necessary to interpret the respective rights and obligations of the parties hereunder.

Article 9Miscellaneous

9.1Independent Contractors.  This Agreement is not intended by the parties to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business organization of any kind.  Each party hereto shall act as an independent contractor and neither shall act as an agent of the other for any purpose.  Neither party has the authority to assume or create any obligation, express or implied, on behalf of the other.

9.2Force Majeure.  Neither party shall be in breach of this Agreement for any failure of performance (other than a failure to pay amounts due and owing hereunder) caused by an event beyond its reasonable control and not due to its or its Affiliates’ fault or negligence.  In the event that such a force majeure event occurs, the party unable to perform shall promptly notify in writing the other party of such non-performance and its expected duration.  In addition, such party shall in good faith maintain such partial performance of this Agreement as is reasonably practicable, shall use all reasonable efforts to overcome the cause of nonperformance by immediately taking reasonable steps to limit or minimize the consequences of such force majeure and shall resume full performance as soon as is reasonably practicable.  The end of the force majeure shall also be reported in writing.

9.3Non-Assignment.  This Agreement and the rights and obligations of the parties hereunder shall not be assigned or transferred by either party without the prior written consent of the other party, except that either party may assign or transfer this Agreement, in its entirety, to a successor in interest to all or substantially all of such party’s business or assets to which this Agreement relates, whether by merger, acquisition or otherwise.  Either party may assign or transfer this Agreement, in its entirety, to a wholly owned Affiliate thereof, subject to the written consent of the other party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, SDC may not assign or transfer this Agreement to a third party with whom Universal Display is then-engaged in litigation or other formal adversarial or dispute resolution proceedings respecting the Universal Display Patents.  Should SDC assign or transfer this Agreement, whether by merger, acquisition or otherwise, to a third party with an existing OLED display business, or should SDC acquire the existing OLED display business of any third party, the license rights granted to SDC under this Agreement shall not extend to any current or future products of such third party’s OLED display business unless otherwise expressly agreed to by Universal Display in writing.  Moreover, should Universal Display have already entered into a similar license agreement with the third party at the time of such assignment, transfer or acquisition, there shall be no reduction of the payment or other obligations of SDC under this Agreement as they pertain to products of SDC’s OLED display business, or of such third party under its similar license agreement as they pertain to products of the third party’s OLED display business, unless otherwise expressly agreed to by Universal Display in writing.  Nothing herein shall confer any rights upon any person other than the parties hereto and their respective successors and permitted assigns.

9.4Non-Use of Certain Names.  SDC shall not use the names of Princeton University, USC or Michigan in connection with any products, promotion or advertising without the prior consent of Princeton University, USC or Michigan, as applicable, except to the extent reasonably required by law.  Notwithstanding the foregoing sentence, SDC may state that its license rights hereunder are derivative of rights granted by Princeton University, USC and Michigan to Universal Display under the license agreement between them.

9.5Equitable Relief.  In the event of a party’s actual or reasonably anticipated infringement of the other party’s patents, unauthorized use of the other party’s proprietary materials or information; or breach of the provisions of Article 6 respecting the other party’s

Confidential Information, such other party shall be entitled to seek injunctive or other equitable relief restraining such activity without the necessity of proving actual damages or posting any bond or other security.  Such relief shall be in addition to, and not in lieu of, any other remedies that may be available to the other party, at law or equity, including, without limitation, an action for the recovery of damages.

9.6Choice of Law; Dispute Resolution.  This Agreement and the relationship of the parties hereunder shall be interpreted and governed in accordance with the federal laws of the United States of America and the laws of the State of New York, U.S.A., without regard to any principles respecting conflicts of law.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

9.7Notices.  All notices and other communications under this Agreement shall be in writing and hand delivered or sent by facsimile or e-mail transmission with confirmation of receipt, commercial overnight courier with written verification of receipt, or certified or registered mail, postage prepaid and return receipt requested; provided, however, that all notices concerning any dispute or any alleged breach or termination of this Agreement, in whole or in part, must be sent by overnight courier or certified or registered mail.  Such notices and other communications shall be effective when received if hand delivered, when sent if sent by confirmed facsimile or e-mail transmission, on the next business day of the recipient when sent by overnight courier, or five (5) business days after deposit in the mail when sent by certified or registered mail.  All notices and other communications shall be directed to the parties at their respective addresses as set forth below, or to such other address(es) as either party shall provide to the other in a notice given in accordance herewith.

If to UDC,

All financial notices, to:

Universal Display Corporation

375 Phillips Boulevard

Ewing, New Jersey 08618

Attn: [***]

Fax No.: [***]

Tel No.: [***]

E-mail: [***]

All other notices and communications, to:

[same as above]

Attn: [***]

Fax No.: [***]

Tel No.: [***]

E-mail: [***]

If to SDC,

Samsung Display Co., Ltd.

SR-5 Building, 3nd Floor, IP Team

1 Samsung-ro , Giheung-gu, Yongin-si

Gyeonggi-do, 17113, Republic of Korea

Attn: [***]

Fax No.: [***]

Tel No.:  [***]

E-mail: [***]

9.8No Waivers.  The failure of either party on one or more occasions to assert any right hereunder, or to insist upon compliance with any term or condition herein, will not constitute a waiver of that right or excuse any subsequent nonperformance of any such term or condition, or of any other term or condition, by the other party.  No waiver of any term of this Agreement shall be effective unless it is in writing and signed by an authorized representative of the party to be bound.

9.9Severability.  In view of the possibility that one or more of the provisions of this Agreement may subsequently be declared invalid or unenforceable in a particular jurisdiction by competent court or administrative tribunal, the parties hereto agree that invalidity or unenforceability of any of the provisions in a particular jurisdiction shall not in any way affect the validity or enforceability of such provisions in any other jurisdiction, or nor shall it affect the validity or enforceability of any other provisions of this Agreement unless the invalidated or unenforceable provisions comprise an integral part of, or are otherwise clearly inseparable from, such other provisions.

9.10Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, cancels and annuls all prior understandings, negotiations and communications between the parties with respect thereto, including the 2011 License Agreement.  No modification of or addition to this Agreement shall be effective unless it is in writing and signed by an authorized representative of each party.

9.11Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives:

Samsung Display Co., Ltd.Universal Display Corporation

By: By:

Name: KiSeung LEEName: Steven V. Abramson

Title: Senior Vice PresidentTitle: President and CEO

Date: February 13, 2018Date: February 13, 2018

Exhibit A

License Fees

SDC shall pay to Universal Display license fees of [***] Dollars [***], said fees to be paid in installments as follows:

[***]

As of January 1, 2018, the License Fee Installments shall be paid to Universal Display [***].  Universal Display shall invoice SDC for each such license fee installment at least [***] days in advance of the applicable due date, [***].  [***]

Notwithstanding the foregoing, in the event of any termination of this Agreement, all remaining unpaid license fee installments, to the extent not excused due to such termination, shall be immediately due and owing to Universal Display.

Two Year “Term Extension Option:”

[***]

Exhibit B

Press Release Format

Samsung Display and Universal Display Corporation Enter into Long-Term OLED Agreements

Ewing, New Jersey – February [13], 2018 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced the signing of long-term OLED material supply and license agreements with Samsung Display Co., Ltd. (SDC), a global display manufacturing leader. These agreements affirm that Universal Display will continue to supply its proprietary UniversalPHOLED phosphorescent OLED materials and technology to Samsung Display for use in its OLED displays. The agreements and are scheduled to run through December 31, 2022, and may be extend for an additional two year period. Financial terms of the agreements have not been disclosed.

“We are pleased to announce the signing of these long-term agreements with our partner Samsung Display,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display Corporation. “Collaborating for over eighteen years, Samsung Display has been at the forefront of the OLED revolution with its vibrant, colorful, and brilliant displays. SDC’s ground-breaking innovation and manufacturing leadership are paving new pathways of growth in the display industry, including the advent of new form factors. As Samsung continues expanding its OLED product roadmap and investments, we look forward to supporting its advancements with our highly-efficient, high-performing proprietary OLED technologies and UniversalPHOLED materials.”

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,500 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.  To learn more about Universal Display Corporation, please visit http://www.oled.com.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2016. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

Exhibit C

Content of Proposed 8-K Filing

Item 1.01Entry into a Material Definitive Agreement.

On February [13], 2018, the Registrant and Samsung Display Co., Ltd. (“SDC”) entered into an OLED Patent License Agreement (the “License Agreement”) and a Supplemental OLED Material Purchase Agreement (the “Supplemental Agreement”), both effective as of January 1, 2018.

The License Agreement extends SDC’s rights under certain of Registrant’s intellectual property for at least another five years to manufacture and sell certain phosphorescent organic light emitting diode (OLED) display products.  In consideration of the license grant, SDC agreed to pay the Registrant a license fee over the term of the License Agreement.

Pursuant to the Supplemental Agreement, the parties agreed that SDC shall continue to purchase from the Registrant, and the Registrant shall supply to SDC, a minimum amount of phosphorescent materials for SDC’s use in the manufacture of licensed products.  This minimum purchase commitment is subject to the Registrant being able to supply SDC with sufficient material to meet its requirements over the term of the Supplemental Agreement, which is concurrent with the term of the License Agreement.